EXHIBIT 2

DELOITTE & TOUCHE, LLP
Suite 1900
701 B Street
San Diego, CA 92101-8198
Tel: (619) 232 6500
Fax: (619 237 1755
www.us.deloitte.com

November 27, 2001

Mr. John F. Rothman
Managing Member
Casa Munras GP, LLC
San Diego, CA 92101-8198

Dear Sirs:

This is to confirm that the client-auditor relationship between Casa Munras Hotel Partners, L.P. (Commission File No. 0-8901) and Deloitte & Touche LLP has ceased.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

cc:	Office of the Chief Accountant SECPS Letter File Securities and Exchange Commission Mail Stop 11-3 450 5th Street, N.W. Washington, D.C. 20549

Mr. Ronald A. Young, Casa Munras GP, LLC, Managing Member

DELOITTE & TOUCHE, LLP
Suite 1900
701 B Street
San Diego, CA 92101-8198
Tel: (619) 232 6500
Fax: (619 237 1755
www.us.deloitte.com

November 30, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Casa Munras Hotel Partners, L.P. dated November 30, 2001.

Yours truly,

/s/ DELOITTE & TOUCHE LLP